UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 11, 2007

International Textile Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23938	33-0596831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

  804 Green Valley Road, Suite 300, Greensboro, North Carolina 27408

(Address, Including Zip Code, of Principal Executive Offices)

(336) 379-6220

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address,

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

International Textile Group, Inc. (“ITG”) has entered into an Asset Purchase Agreement (the “Agreement”) dated January 11, 2007 for the sale of certain assets to Culp, Inc. (“Culp”) related to the mattress fabrics product line of ITG’s Burlington House division. ITG has announced that it is discontinuing its U.S. mattress fabrics product line, and Culp has agreed to purchase ITG’s mattress fabrics inventory, along with certain proprietary rights (patterns, copyrights, artwork and the like) and other records that relate to ITG’s mattress fabrics product line. Culp will not purchase any accounts receivable, property, plant or equipment from ITG pursuant to the Agreement and will not assume any of ITG’s liabilities other than certain open purchase orders for finished goods. Culp anticipates that it will hire only a limited number of ITG’s employees related to ITG’s mattress fabrics product line after the transaction is completed.

The purchase price under the Agreement is $8.3 million, subject to adjustment for a closing date inventory, to be paid with $2.5 million in cash at closing, and the remainder to be paid through the issuance of approximately 880,000 shares of Culp’s common stock (the “Shares”), valued at $6.60 per share. Culp stock is traded on the New York Stock Exchange under the symbol “CFI”. Under the Agreement, ITG and Culp have agreed that, upon the closing of the asset purchase, they will enter into a Registration Rights and Shareholder Agreement (the “Registration Agreement”), pursuant to which ITG may demand that Culp register the Shares with the Securities and Exchange Commission, which would allow the Shares to be sold to the public after the registration statement becomes effective. The Registration Agreement will contain provisions pursuant to which ITG will agree not to purchase additional Culp shares or take certain other actions to influence control of Culp and will agree to vote the Shares in accordance with the recommendations of Culp’s board of directors.

The Agreement provides that ITG will provide certain transition services to Culp and will manufacture goods for Culp for a limited period of time (expected to be approximately 120 days) after closing to support Culp’s efforts to transition the former ITG mattress fabrics products into Culp’s operations.

ITG has also agreed that it will not compete with Culp in the mattress fabrics business for a period of four years, except for mattress fabrics production in China for final consumption in China (meaning the mattress fabric and the mattress on which it is used is sold only in China).

ITG’s press release announcing the execution of the Agreement is attached hereto as Exhibit 99.1. A copy of the Agreement is attached hereto as Exhibit 10.1, and the description of the terms of the Agreement contained herein is qualified in its entirety by reference to the full text of the Agreement as set forth in Exhibit 10.1 hereto.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit 10.1 – Asset Purchase Agreement between Culp, Inc. and International Textile Group, Inc. dated as of January 11, 2007

Exhibit 99.1 – Press Release dated January 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL TEXTILE GROUP, INC.

By: Gary L. Smith
Name:	Gary L. Smith
Title:	Executive Vice President and Chief Financial Officer

Date: January 11, 2007

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